Exhibit 99.1

Cyxtera Board of Directors Approves REIT Conversion

Pursuing completion of conversion by January 1, 2023

Miami, FL – September 13, 2022 – Cyxtera (NASDAQ: CYXT), a global leader in data center colocation and interconnection services, today announced that its Board of Directors unanimously approved Cyxtera’s conversion to a real estate investment trust (“REIT”) for federal income tax purposes with a target to complete the conversion by January 1, 2023.

“Following a thorough analysis of the impact a REIT election would have on our business, we are confident the REIT structure will best position us for continued growth while maximizing long term shareholder value. We look forward to completing the REIT conversion process over the next few months,” said Carlos Sagasta, Chief Financial Officer of Cyxtera.

Cyxtera has determined that it is advisable to effectuate certain restructuring transactions in connection with completing the REIT conversion, including (a) reincorporation to Maryland; (b) the adoption of charter provisions to establish REIT-related ownership restrictions; and (c) separating a portion of its business into taxable REIT subsidiaries. Cyxtera’s planned timeframe for REIT conversion is driven by a number of factors, including the timing to complete these restructuring transactions; obtaining shareholder approval for the Maryland reincorporation; and preparing and publishing any filings required under applicable securities laws in connection with any of the foregoing (including the satisfactory completion of any required regulatory reviews).

About Cyxtera

Cyxtera is a global leader in colocation and interconnection services, with a footprint of more than 60 data centers in over 30 markets. With IT infrastructure becoming increasingly hybrid, complex, and distributed, Cyxtera continues to expand its portfolio beyond space and power to deliver more cloud-like and flexible infrastructure solutions across its global data center platform and robust partner ecosystem. Today, Cyxtera provides more than 2,300 enterprise and government customers with the technology solutions they need to scale faster, achieve financial goals, and gain a competitive advantage. For more information, please visit www.cyxtera.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Cyxtera intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about Cyxtera’s plans to convert to a REIT and the timing of such conversion, are forward-looking statements and should be evaluated as such. The forward-looking statements involve risks and uncertainties, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from expectations discussed in such forward-looking statements. Although Cyxtera believes that its forward-looking statements are based on reasonable assumptions, its expected results may not be achieved, and actual results may differ materially from its expectations. Factors that may materially affect such forward-looking statements include, but are not limited to: Cyxtera’s ability to address the significant implementation and operational complexities required to complete the REIT conversion, including, without limitation, completing internal reorganizations and modifying accounting and information technology systems, and receiving any necessary shareholder and other approvals; and Cyxtera’s ability to apply highly technical and complex provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code") to its operations and to make various factual determinations concerning matters and circumstances not entirely within Cyxtera’s control. Further, Cyxtera can provide no assurance when conversion to a REIT will be completed, if at all. Although, if it converts to a REIT, Cyxtera plans to operate in a manner consistent with the REIT qualification rules, Cyxtera cannot give assurance that it will so qualify or remain so qualified. Further, under the Code, at least 75% of the value of a REIT’s total assets must be represented by real estate assets, cash, cash items and U.S. government securities and not more than 20% of the value of its total assets may be represented by securities of one or more taxable REIT subsidiaries. This limitation may affect Cyxtera's ability to make large investments in other non-REIT qualifying operations or assets. As such, compliance with REIT tests may hinder Cyxtera's ability to make certain attractive investments, including the purchase of significant nonqualifying assets and the material expansion of non-real estate activities. While Cyxtera's goal is to elect REIT status for the taxable year beginning January 1, 2023, Cyxtera does not know when, if at all, it will elect REIT status, and it may not do so. Further, many conditions must be met in order to complete the conversion to a REIT, and the timing and outcome of many of these are beyond Cyxtera's control. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Press Contact:
Russell Cozart
press@cyxtera.com

Investor Relations Contact:
Greer Aviv
greer.aviv@cyxtera.com

Source: Cyxtera Technologies, Inc.